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                             SECURED PROMISSORY NOTE

      $25,000                                               La Jolla, California
                                                                    June 6, 1997

     1.   PAYMENT OF PRINCIPAL AND INTEREST

     The undersigned, Alternative Entertainment, Inc., a Nevada corporation having a principal place of business at 4275 Executive square ("Maker"), promises to pay ROBERT SMITH (hereinafter referred to as "Holder"), or to its successors or assigns, on the earlier of June 6, 1998 or sixty (60) days after the date that Maker common Stock is first traded on any securities exchange or in any over-the-counter broker related system/market (i.e., the NASDAQ Stock Market, OTC Bulletin Board, etc.). at a place or location to designated by Holder, the principal sum of Twenty-five Thousand Dollars ($25,000), bearing simple interest on the unpaid principal at the rate of ten percent (10%) per annum (computed on the basis of a 365-day year), principal and interest all due and payable on demand. Interest to accrue from the date that Maker receives from Holder the sum of $25,000.

     2.   SECURED BY PLEDGE

          The obligations of Maker herein are secured by a pledge of 25,000 shares of common stock of Maker which are beneficially owned and held by Mr. Ralph M. Amato, an individual ("Amato"). The pledge referenced herein is evidenced by a Pledge Agreement of even date herewith by and between Maker and Amato ("Pledge Agreement"). A copy of such Pledge Agreement is attached hereto as Exhibit "A." Upon payment of monies due on this Secured Promissory Note (hereinafter referred to as the "Note"), which amount of monies due are set forth herein, Holder shall, under the terms of the Pledge Agreement, release and reconvey any and all Maker common stock hold by Holder as security under the Pledge Agreement.

     3.   DEFAULT

          Should Maker default on any provision of this Note the whole sum of the principal and interest shall become immediately due at the option of Holder. Default shall include, but not be limited to, the failure of Maker to perform any duties hereunder, the filing as to Maker, of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act, and the issuances of any attachment or execution against any asset of Maker.

     4.   PREPAYMENT

          Principal and interest on this Note may be prepaid at any time, in whole or in part, without premium or penalty in lawful money of the United States. Upon receipt of any prepayment of interest or principal, Holder hereof shall make a notation on this Note of the payment received.


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     5.   WAIVER OF PRESENTMENT PROTEST AND NOTICE OF DISHONOR

          Maker hereby waives presentment, protest, notice of dishonor, and all other notices normally required by law, except for notices expressly provided for in this Note.

     6.   TIME OF THE ESSENCE

          Time is of the essence. Maker and Holder agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Note.

     7.   EXTENSION OR RENEWAL

          Holder may, from time to time, at his sole discretion extend or renew this Note for any period regardless of whether the period is longer or shorter than the original period of this Note, However, any such extension or renewal of this Note shall not operate as a change or alteration of any other part of this Note or of the obligation, in whole or in part, of Maker therein.

     8.   RELEASE OF PROMISSORY NOTE

          Holder may grant releases or compromises of this Note to any party who is liable to make payment on this Note, without notice or consent of Maker, and without affecting the liability of Maker under this Note.

     9.   CHOICE OF LAW

          This Note has been entered into in the State of California, and the parties hereto expressly agree that this Note shall be construed in accordance with the laws of the State of California.

     10.  SUCCESSORS AND ASSIGNS

          All covenants and agreements herein shall be deemed material and shall bind Maker and its successors and assigns whether so expressed or not, and all such covenants and agreements shall inure to the benefit of Holder and his nominees, successors and assigns, whether so expressed or not.

     11.  WAIVER

          No course or dealing between Holder and Maker and no delay on the part of Holder in exercising any rights under this Note shall operate as a waiver of the rights of Holder. No covenant or other provision of this Note, nor any default in connection therewith, may be


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waived unless such covenant or other provision or default is waived pursuant to a written instrument signed by the parties hereto.

     12.  COSTS AND ATTORNEY'S FEES

          In the event legal action is commenced to enforce or interpret any part of this Note the prevailing party shall be entitled to recover as an element of his and/or her costs of suit, and not as damages, reasonable attorney's fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his and/or her costs of suit, whether or not the suit proceeds to final judgment. No sum for attorney's fees shall be counted in calculating the amount of a judgment nor shall the amount of the judgment be used in determining the reasonableness of the costs or attorney's fees.

     WHEREFORE, this Promissory Note is executed as of June 6, 1997.

                                  "HOLDER"




                                  By:  /s/ Robert Smith
                                     ------------------------------------
                                           Robert Smith


                                  "MAKER"

                                  ALTERNATIVE ENTERTAINMENT, INC.


                                  By:  /s/ Ralph Amato
                                     ------------------------------------
                                           Ralph Amato

                                  Its:     President





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